Exhibit 1.1

Vince Holding Corp.

Common Stock, par value $0.01 per share

Underwriting Agreement

June     , 2014

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Robert W. Baird & Co. Incorporated

    As representatives of the several Underwriters

        named in Schedule I hereto,

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

The stockholders named in Schedule II hereto (the “Selling Stockholders”) of Vince Holding Corp., a Delaware corporation (the “Company”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 3,550,373 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) and, at the election of the Underwriters, up 532,555 additional shares of Common Stock. The 3,550,373 shares to be sold by the Selling Stockholders are herein called the “Firm Shares” and the up to 532,555 additional shares of Common Stock to be sold by the Selling Stockholders at the election of the Underwriters are herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section (3) hereof are herein collectively called the “Shares”.

(1)	The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)

A registration statement on Form S-1 (File No. 333-196766) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference in the prospectus contained therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section (6) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section (c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is herein after called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(b)	No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Robert W. Baird & Co. Incorporated (collectively, the “Representatives”) expressly for use therein (the “Underwriter Information”) or by the Selling Stockholders (the “Selling Stockholder Information”);

(c)	For the purposes of this Agreement, the “Applicable Time” is 5:00 pm (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule III(b) hereto, each as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Pricing Prospectus, an Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(d)	The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(e)	The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f)

Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, except as otherwise stated herein, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(g)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each significant (as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(h)	The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Pricing Disclosure Package and Prospectus; and all of the issued shares of capital stock of the Company and each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(i)

The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its subsidiaries, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial and operating data set forth under the caption “Selected Historical Consolidated Financial Data”, in the Preliminary Prospectus, the Pricing Prospectus, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Registration Statement, the information included therein.

(j)	The Company has not taken, directly or indirectly, any action that was designed to or that has constituted or that might reasonably be expected to cause or result in the manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(k)	The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except (i) where such breach or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) as disclosed in the Pricing Prospectus, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and conditions, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(l)	Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(m)	The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock, under the caption “Material U.S. Tax Considerations for Non-U.S. Holders of Common Stock”, “Shares Eligible for Future Sale”, “Business”, “Risk Factors”, “Executive Compensation”, “Description of Certain Indebtedness” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(n)	Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

(o)	To the Company’s knowledge, the delivery, sale, purchase or use of any products or services of the Company are not legally prohibited in any jurisdiction in which the Company currently operates its business or actively blocked by any governmental entity;

(p)	The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q)	At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(r)	Pricewaterhouse Coopers LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(s)	The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all rights to licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively, the “Intellectual Property”) reasonably necessary for the operation of its business as described in the Pricing Prospectus, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(t)	No material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is imminent;

(u)	Except as described in the Pricing Prospectus and the Prospectus (including with respect to the Shares to be sold by the Selling Stockholders in the offering contemplated hereunder), there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise deemed waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(v)	The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than in connection with its initial public offering which was consummated on November 27, 2013 (including shares issued in connection with the related restructuring transactions and shares issued to Mr. David Falwell in connection with the option granted to him under the Option Settlement Agreement dated October 3, 2013) or shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(w)	Since the date as of which information is given in the Pricing Prospectus and the Prospectus, the Company has not (i) issued or granted any securities other than pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants; (ii) incurred any material liability or obligation, direct or contingent, other than obligations and liabilities that were incurred in the ordinary course of business; (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock;

(x)	The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risk and in such amounts as, in the Company’s reasonable judgment, are prudent and customary in the business in which it is engaged; and the Company has no reason to believe that it or such subsidiaries will not be able to renew such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company;

(y)

Except as described in the Pricing Prospectus and the Prospectus, the Company and its subsidiaries (i) are in compliance with all, and have not violated any, laws, regulations, ordinances, rules, orders, decrees, judgments, permits or other legal requirements of any governmental authority; including without limitation any international, national, state, provincial, regional or local authority, relating to the protection of human health and safety as such relates to exposure to hazardous or toxic substances or wastes or pollutants or contaminants (“Hazardous Substances”), the environment, or natural resources, or to the generation, use, handling, transportation, treatment, storage or disposal of Hazardous Substances (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received written notice, and no executive officer has received any oral notice of any actual or alleged violation of Environmental Laws by the Company or any of its subsidiaries, or of any potential liability on the part of the Company or any of its subsidiaries for or any other obligation concerning the presence, disposal or release of Hazardous Substances, except in the case of either clauses (i) or (ii), where the failure to comply with or the violation of such Environmental Laws, or such liability or obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no proceedings that are pending, or to the Company’s knowledge, threatened against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, and the Company is not aware of any issues regarding compliance with Environmental Laws or Hazardous Substances, that could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries and none of the Company or any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws, except as disclosure in the Pricing Prospectus and the Prospectus;

(z)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the applicable requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(aa)	Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(bb)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(cc)	The statistical and market-related data included under the captions “Prospectus Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in the Pricing Prospectus and the Prospectus are based on or derived from estimates and sources that the Company believes to be reliable and accurate in all material respects;

(dd)	The Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any of its directors or executive officers;

(ee)	Except as described in the Pricing Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required by the Act to be described in the Pricing Prospectus and the Prospectus which is not so described;

(ff)	Each of the Company and its subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, except as may be being contested in good faith and by appropriate proceedings or where the failure to make such filings or payment would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Pricing Prospectus and the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries and the Company does not have any knowledge of any tax deficiencies, except to the extent any such deficiency would not reasonably be expected to result in a Material Adverse Effect;

(gg)

Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer or employee, nor, to the Company’s knowledge, any individual or entity (“Person”) acting on behalf of the Company, its subsidiaries or its affiliates has taken any action on behalf of or for the benefit of the Company or its subsidiaries in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any governmental official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage to assist in obtaining or retaining business for the Company or its subsidiaries; and the Company and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(hh)	The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (signed into law October 26, 2001) (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ii)

(i)	The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or Persons acting on behalf of the Entity, is a Person that is, or is owned or controlled by a Person that is:

(1)	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”); nor

(2)	located, organized or resident in a country or territory that is the subject of Sanctions (including without limitation, Belarus, Burma (Myanmar), Cote d’Ivoire (Ivory Coast), Cuba, Democratic Republic of the Congo, Iran, Iraq, Lebanon, Liberia, Libya, North Korea, Somalia, Sudan, Syria, Yemen or Zimbabwe);

(ii)	The Entity represents and covenants that, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(jj)	There are no contracts or other documents of a character required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required. Each description of a contract, document or other agreement in the Registration Statement, the Pricing Prospectus and the Prospectus accurately reflects in all material respects the terms of the contract, document or other agreement;

(kk)	Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, as amended, Pricewaterhouse Coopers LLP have not been engaged by the Company to perform any “prohibited activities” (as defined in such Section 10A);

(ll)	Neither the Company nor any of its subsidiaries has debt securities or preferred stock rated by any “nationally recognized statistical rating organization” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; and

(mm)	From the time of initial submission of the Registration Statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(2)	Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(a)	All consents, approvals, authorizations and orders necessary for execution by such Selling Stockholder of this Agreement and, in the case of the Group B Selling Stockholders named in Schedule II hereto (the “Group B Selling Stockholders”), (i) the Power of Attorney in the form heretofore furnished to the Representatives (the “Power of Attorney”) and (ii) the Custody Agreement, in the form heretofore furnished to the Representatives (the “Custody Agreement”), and for the sale and delivery of the Shares have been obtained, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(b)

The sale of the Shares hereunder and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney, the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the certificate of formation or limited liability company agreement of such Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney, the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(c)	Such Selling Stockholder has, and immediately prior to the applicable Time of Delivery (as defined in Section (5) hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (“UCC”) in respect of, the Shares to be sold at the applicable closing, free and clear of all liens, encumbrances, equities or claims; and, upon payment therefor and delivery of such Shares, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee, and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC then in effect in the UCC, to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Shares and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholders may assume that when such payment, delivery and crediting occur, (I) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC and (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(d)	On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex I hereto;

(e)	Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(f)	Each of the Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence (A) is to the knowledge of such Selling Stockholder and (B) does not apply to statements in or omissions from any Underwriter Information;

(g)	In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the applicable Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(h)	All of the Shares to be sold by the Group B Selling Stockholders hereunder have been placed in custody under the Custody Agreement, duly executed and delivered by each Group B Selling Stockholder to Broadridge Corporate Issuer Solutions, Inc., as Custodian (the “Custodian”), and each such Group B Selling Stockholder has duly executed and delivered a Power of Attorney appointing Sun Cardinal, LLC as such Selling Stockholder’s attorney in fact (the “Attorney in Fact”) with authority to execute and deliver this Agreement on behalf of such Group B Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Group B Selling Stockholder hereunder and otherwise to act on behalf of such Group B Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(i)	The Shares held in custody for the Group B Selling Stockholders under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by each such Group B Selling Stockholder for such custody and the appointment by each such Group B Selling Stockholder of the Attorney in Fact by the Power of Attorney are to that extent irrevocable; the obligations of all such Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of such any individual or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates (if any) representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and with respect to the Group B Selling Stockholders, of the Custody Agreement; and with respect to the Group B Selling Stockholders, actions taken by the Attorney in Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorney in Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and

(j)	Such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder hereunder by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell the Shares pursuant to this Agreement.

(3)

(a)	Subject to the terms and conditions herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price per share of $[ ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

(b)	Subject to the terms and conditions herein set forth, in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of [ ], that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminated fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [                ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Selling Stockholders and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section (5) hereof) or, unless the Representatives, the Group A Selling Stockholders named on Schedule II hereto (the “Group A Selling Stockholders”) and the Attorney in Fact otherwise agree in writing, earlier than three or later than ten business days after the date of such notice.

(4)	Upon the instruction by the Group A Selling Stockholders and the Attorney in Fact to transfer the Firm Shares, and the authorization by the Representatives of the release of the Firm Shares thereafter, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

(5)

(a)	The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Merrill Lynch, Pierce, Fenner & Smith Incorporated may request upon at least forty-eight hours’ prior notice to the Company and the Group A Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to Merrill Lynch, Pierce, Fenner & Smith Incorporated, through the facilities of the DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholders to Merrill Lynch, Pierce, Fenner & Smith Incorporated at least forty-eight hours in advance. The Selling Stockholders will cause the certificates (if any) representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the applicable Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [ ] or such other time and date as Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Selling Stockholders and the Attorneys in Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Merrill Lynch, Pierce, Fenner & Smith Incorporated in the written notice given by Merrill Lynch, Pierce, Fenner & Smith Incorporated of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Group A Selling Stockholders and the Attorney in Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)

The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section (9) hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section (9)(k) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, California 94304 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the applicable Time of Delivery. A meeting will be held at the Closing Location at 8:00 a.m., New York City time, on the New York Business Day next preceding the applicable Time of

Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section (4), “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(6)	The Company agrees with each of the Underwriters:

(a)	To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order as soon as practicable;

(b)	Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation, or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

(c)	Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon request by the Representatives to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon request by the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act;

(d)	To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)

(i)	During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any other such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent. The foregoing sentence shall not apply to (1) the Shares to be sold hereunder, (2) any shares of Common Stock issued or options to purchase Common Stock or other equity securities granted pursuant to employee benefit plans of the Company as described in its Registration Statement and the Prospectus, (3) any shares of Common Stock or other equity securities issued pursuant to any non-employee director stock plan as described in the Prospectus or (4) the filing of (but not sales under) any registration statement on Form S-8 under the Act with respect to the foregoing clauses (2) and (3);

(f)	To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided however that the Company may satisfy the requirements of this subsection by making available such information on its website or filing such information through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) in accordance with the requirements under the Exchange Act and the rules and regulations thereunder;

(g)	To furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided however that the Company shall not be required to provide documents (1) that are available on the Company’s website or available through EDGAR or (2) the provision of which would require public disclosure by the Company under Regulation FD;

(h)	To use its reasonable best efforts to maintain, subject to notice of issuance, the Shares on the Exchange;

(i)	To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j)	If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k)	Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l)	To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 90-day Lock-Up Period referred to in Section (e) hereof.

(7)

(a)	The Company represents and agrees that, without the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, it has not and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated is listed on Schedule III(a) hereto;

(b)

The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior written consent of Merrill

Lynch, Pierce, Fenner & Smith Incorporated that are listed on Schedule III(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)	The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d)	Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that were qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act;

(e)	The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Merrill Lynch, Pierce, Fenner & Smith Incorporated and, if requested by Merrill Lynch, Pierce, Fenner & Smith Incorporated, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(8)

The Company and each of the Selling Stockholders covenants and agrees with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Selling Stockholders’ counsel and the Company’s accountant in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum and closing documents (including any compilations thereof); (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section (6)(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and, up to an amount of $15,000, in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, up to an amount of $20,000; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) fees and expenses of the Attorneys in Fact; (ix) all other costs and expenses incident to the performance of its and the Selling Stockholders’ obligations hereunder which are not otherwise specifically provided for in this Section. Merrill Lynch, Pierce, Fenner & Smith Incorporated agrees to pay New York State stock transfer tax and the Selling Stockholders agree to reimburse Merrill Lynch, Pierce, Fenner & Smith Incorporated for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section, and Sections (10) and (13) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and any travel expenses incurred by them in connection with any “road show” presentation to potential investors; except that expenses for a private jet chartered to transport Jill Granoff to the east coast to launch the road show shall be split between the Company and the Underwriters on a 50/50 basis.

(9)	The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the applicable Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section (6)(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)	Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated the applicable Time of Delivery, in form and substance satisfactory to the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)	Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the applicable Time of Delivery, in form and substance satisfactory to the Representatives and set forth in Annex II and Annex III.

(d)	Kirkland & Ellis LLP, counsel to the Selling Stockholders, shall have furnished to the Representatives their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated the applicable Time of Delivery, in form and substance satisfactory to the Representatives and set forth in Annex IV;

(e)	With respect to the Group B Selling Stockholders, a Power of Attorney and the Custody Agreement have been duly executed and delivered by each Group B Selling Stockholder and constitute valid and binding agreements of such Group B Selling Stockholder in accordance with their terms;

(f)	On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Pricewaterhouse Coopers LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives;

(g)	(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)

On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)	The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j)	The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from the parties listed on Schedule IV hereto, substantially to the effect set forth in Section (6)(e) hereof and on Annex I hereto, which is in form and substance reasonably satisfactory to the Representatives;

(k)	The Company shall have complied with the provisions of Section (6)(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l)	The Company and each of the Selling Stockholders shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company and the Selling Stockholders, respectively, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of its and their respective obligations hereunder to be performed at or prior to such Time of Delivery as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request; and

(m)	FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(10)

(a)

The Company and each of the Selling Stockholders, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter or such affiliate(s) in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that (i) the Company and the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; (ii) the liability of any Selling Stockholder pursuant to this subsection (a) shall not exceed the product of the number of Shares sold by such Selling Stockholder and the public offering price of the Shares as set forth in the Prospectus, after deducting any underwriting discounts and commissions received by the Underwriters, (iii) the liability of any Group B Selling Stockholder pursuant to this subsection (a) shall be further limited to liability arising out of, or based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Selling Stockholder Information relating to any Group B Selling Stockholder furnished in writing by or on behalf of such Group B Selling Stockholder to the Company expressly for use in the Registration Statement, Preliminary Prospectus, Pricing Prospectus or Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, and (iv) the Company shall not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with any Selling Stockholder Information relating to any Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder to the Company expressly for use therein.

(b)	Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each such Selling Stockholder for any legal or other expenses reasonably incurred by the Company and each such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

If the indemnification provided for in this Section (10) is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters, on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders, bear to the total underwriting discounts and commissions received by the Underwriters, in each case, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)	The obligations of the Company and the Selling Stockholders under this Section (10) shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section (10) shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

(11)

(a)	If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you, the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Underwriters as provided in Section (8) hereof and the indemnity and contribution agreements in Section (10) hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(12)	The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders or any officer or director or controlling person of the Company or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

(13)	If this Agreement shall be terminated pursuant to Section (11) hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections (8) and (10) hereof; but, if for any other reason, any Shares are not delivered by or on behalf of each of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections (8) and (10) hereof.

(14)	In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with any Group B Selling Stockholder hereunder, the Representatives and the Company shall be entitled to act and rely upon any request, statement, notice or agreement on behalf of such Group B Selling Stockholder made or given by the Attorney in Fact.

All statements, requests, notices and agreements hereunder shall be in writing, and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, provide that, notices to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant ParkNew York, New York 10036, Attention: Syndicate Department, facsimile: (646) 855-3073 with a copy to ECM Legal, facsimile: (212) 230-8730; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer; with a copy to Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, Illinois 60654, attention to Gerald T. Nowak, P.C. (facsimile (312) 862-2200); provided, however, that any notice to an Underwriter pursuant to Section (10)(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which will be supplied to the Company or the Selling Stockholders by you upon request; provided, however, that notices under subsection (6)(e) and the lock-up letters referred to in subsection (9)(i) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant ParkNew York, New York 10036, Attention: Syndicate Department and Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Charley Weber, Maria Watts and Michael Wilcox. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the names and addresses of their respective clients as well as other information that will allow the Underwriters to properly identify their respective clients.

(15)	This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders, and, to the extent provided in Sections (10) and (12) hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

(16)	Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

(17)

The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

(18)	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(19)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(20)	The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(21)	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

(22)	Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that acceptance by the Representatives of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney in Fact for a Group B Selling Stockholder represents by so doing that he has been duly appointed as Attorney in Fact by such Group B Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney in Fact to take such action.

Very truly yours,

Vince Holding Corp.

By:
Name:	Jay Dubiner
Title:	Senior Vice President, Secretary and General Counsel

Sun Cardinal, LLC

By:
Name:
Title:

SCSF Cardinal, LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Sun Cardinal, LLC, as Attorney in Fact on behalf of H.I.G. Sun Partners, LLC and David Falwell

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

ROBERT W. BAIRD & CO. INCORPORATED

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Robert W. Baird & Co. Incorporated.
Goldman, Sachs & Co.
Barclays Capital Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
KeyBanc Capital Markets Inc.
Stifel, Nicolaus & Company, Incorporated
William Blair & Company, L.L.C.

Total

SCHEDULE II

Group A Selling Stockholders:

Group A Selling Stockholder	Number of Firm Shares	Number of Optional Shares
Sun Cardinal, LLC
SCSF Cardinal, LLC

Notices:	Sun Cardinal, LLC and SCSF Cardinal, LLC
c/o Sun Capital Partners, Inc.
5200 Town Center Circle, Suite 600
Boca Raton, FL 33486
Attention: C. Deryl Couch, Jonathan Borell
Facsimile: (561) 394-0540

With a copy to counsel to the Group A Selling Stockholders:

Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654 Attention: Gerald T. Nowak, P.C. Facsimile: (312) 862-2200

Group B Selling Stockholders:

Group B Selling Stockholder	Number of Firm Shares	Number of Optional Shares
H.I.G. Sun Partners, LLC
David Falwell

Notices:	H.I.G. Sun Partners, LLC and David Falwell
c/o Sun Capital Partners, Inc.
5200 Town Center Circle, Suite 600
Boca Raton, FL 33486
Attention: C. Deryl Couch, Jonathan Borell
Facsimile: (561) 394-0540

With a copy to counsel to the Group B Selling Stockholders:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attention: Gerald T. Nowak, P.C.
Facsimile: (312) 862-2200

2

Schedule III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

(b) Additional Documents Incorporated by Reference:

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package